Exhibit 99.1

Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Reports First Quarter 2026 Financial Results, Declares Quarterly Cash Dividend

HUDSON, MA; April 23, 2026 – Avidia Bancorp, Inc. (the “Company”) (NYSE: “AVBC”), the holding company of Avidia Bank, today reported first quarter 2026 consolidated financial results. Net income for the first quarter of 2026 was $6.0 million, or $0.32 per share, compared to net income of $5.3 million, or $0.29 per share, for the fourth quarter of 2025.

The Company also announced today the declaration of a quarterly cash dividend of $0.05 per share on its outstanding shares of common stock, payable on or about May 28, 2026, to stockholders of record as of the close of business on May 19, 2026.

CEO Robert Cozzone stated, “Earnings per share growth of 10.3% in the first quarter reflects our focus on improving profitability through good financial discipline. Although loan growth was seasonally slow, the ongoing efforts of my colleagues led to improvements in most other performance measures.”

SELECTED FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS

•
Net income was $6.0 million, or $0.32 per share.
•
Net interest margin increased quarter-over-quarter by 7 basis points to 3.61%.
•
Return on average assets increased quarter-over-quarter by 9 basis points to 0.86%.
•
Efficiency ratio for the quarter was 67.2%.
•
Book value per share and tangible book value per share (non-GAAP) increased to $19.09 and $18.49, respectively. See the non-GAAP reconciliation at the end of this document for further information.

BALANCE SHEET:

Total assets were $2.81 billion at March 31, 2026, decreasing $30.0 million, or 1.1%, from December 31, 2025.

•
Total cash and cash equivalents decreased by $52.4 million, or 36.0%, to $93.0 million from $145.5 million in the prior quarter. This decrease was primarily the result of net paydowns of Federal Home Loan Bank advances and the reinvestment of cash into securities and bank owned life insurance, offset by deposit growth and the decline in loans.
•
Total available for sale securities increased by $26.8 million, or 10.0%, to $295.9 million from $269.1 million in the prior quarter, primarily the result of purchases of $43.7 million, offset by paydowns of $14.8 million.
•
Total loans decreased by $13.9 million, or 0.6%, to $2.28 billion, from $2.30 billion in the prior quarter, primarily the result of decreases in construction and land loans of $9.5 million and condominium association loans of $9.2 million.
•
Loan balances reflect the final sale and closing of the life sciences loan that was charged down by $16.7 million in the first quarter of 2025.
•
Loan exposure related to non-medical office space at March 31, 2026 was $88.6 million or 3.9% of gross loans. When excluding owner-occupied, total non-medical office exposure was $71.0 million.
•
Deposits increased by $17.9 million, or 0.8%, to $2.15 billion from $2.13 billion in the prior quarter. Non-interest-bearing demand accounts increased $28.7 million, money market accounts increased $12.7 million, savings accounts increased $9.9 million and certificates of deposits increased $3.2 million. This growth was offset by a decrease in NOW accounts of $36.7 million.
•
Federal Home Loan Bank advances decreased by $55.0 million, or 21.2%, to $205.0 million from $260.0 million in the prior quarter, as a result of net paydowns.
•
Total shareholders’ equity increased by $4.2 million, or 1.1%, to $383.2 million from $379.0 million in the prior quarter, primarily the result of net income of $6.0 million, offset by dividends paid and unrealized losses on available for sale securities recognized in other comprehensive income during the quarter.
•
Shareholders' equity to total assets was 13.7% as of March 31, 2026, compared to 13.4% at the prior quarter-end. Tangible shareholders' equity to tangible assets (non-GAAP) was 13.3% compared to 13.0% for these respective dates.

NET INTEREST INCOME

Net interest income was $24.0 million for the quarter ended March 31, 2026, compared to $23.6 million for the prior quarter, an increase of $373 thousand, or 1.6%. The net interest margin expanded 7 basis points to 3.61% for the quarter from 3.54% in the prior quarter.

•
The yield on average interest-earning assets decreased by 1 basis point to 5.05%.
•
Average short-term investments were up $38.9 million from the previous quarter.
•
The yield on securities increased by 7 basis points to 3.47% and the yield on loans increased by 3 basis points to 5.37%.
•
The cost of deposits decreased by 4 basis points to 1.31% from 1.35% in the prior quarter.

NON-INTEREST INCOME

Noninterest income was $4.3 million for the quarter ended March 31, 2026, compared to $3.7 million for the prior quarter, representing an increase of $570 thousand, or 15.3%.

•
Payment processing income was $1.9 million, compared to $1.7 million for the prior quarter, representing an increase of $189 thousand due to increased activity.
•
Mortgage banking income was $263 thousand, compared to $103 thousand for the prior quarter, representing an increase of $160 thousand.

NON-INTEREST EXPENSE

Noninterest expense was $19.0 million for the quarter ended March 31, 2026, compared to $18.4 million for the prior quarter, representing an increase of $631 thousand, or 3.4%.

•
Salaries and employee benefits increased $724 thousand to $10.2 million. This increase included the seasonal increase of employee payroll taxes from the annual FICA reset and an increased annual short-term incentive accrual.
•
Data processing expense decreased $361 thousand to $2.9 million due to continued billing adjustments and one time expense in the prior quarter.
•
Occupancy and equipment expenses were up $170 thousand to $1.8 million due primarily to snow removal expense.
•
Professional fees increased $290 thousand to $1.1 million, primarily due to the engagement of a third party to help implement a process improvement program.

INCOME TAXES

Income tax expense for the quarter ended March 31, 2026, was $2.2 million, compared to an income tax expense of $2.4 million in the prior quarter.

ASSET QUALITY

The allowance for credit losses was $22.8 million as of March 31, 2026, or 1.00% of total loans, compared to $22.0 million, or 0.96% of total loans at December 31, 2025.

•
The Company recorded provisions for credit losses on loans of $859 thousand in the first quarter.
•
The Company recorded net charge-offs of $116 thousand, or 0.02% annualized, during the quarter ended March 31, 2026, compared to 0.65% in the quarter ended December 31, 2025.
•
Nonperforming loans totaled $13.6 million as of March 31, 2026, a decrease of $6.6 million from the quarter ended December 31, 2025, primarily due to a decrease of $6.5 million in nonperforming construction loans.
•
Total nonperforming loans to total loans was 0.60% as of March 31, 2026, compared to 0.88% as of December 31, 2025.

ABOUT AVIDIA BANCORP, INC.Avidia Bancorp, Inc. is the bank holding company of Avidia Bank. Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts. For more information, please visit https://www.AvidiaBank.com.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided at the end of this document. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this document as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other similar expressions which do not relate to historical matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance. You should not place undue reliance on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Our actual results could differ materially from those presented in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions nationwide and in our local markets, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation; conditions in the capital and debt markets; reductions in net interest income resulting from interest rate volatility and changes in the balances and mix of our loans and deposits; changes in market interest rates and real estate values; decreases in the value of securities and other assets or in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents; fraud; natural disasters; the risk that we may be unsuccessful in implementing our business strategy; and the other risks and uncertainties disclosed in Avidia Bancorp, Inc.’s Form 10-K, and updated by our Quarterly Report on Form 10-Q, and other filings submitted to the U.S. Securities and Exchange Commission. Forward looking statements speak only as of the date of this release, and we do not undertake any obligation to update or revise any of them to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation.

Avidia Bancorp, Inc.
Selected Consolidated Financial Highlights (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Earnings Data:
Net interest income	$23,982	$23,609	$19,211
Total non-interest income	4,286	3,716	3,727
Total non-interest expense	18,992	18,361	21,831
Provision for credit losses	1,089	1,217	17,616
Income (loss) before income tax expense	8,187	7,747	(16,509)
Net income (loss)	5,996	5,333	(11,587)
Per-Share Data:
Earnings per share, basic	$0.32	$0.29	N/A
Earnings per share, diluted	0.32	0.29	N/A
Book value per share	19.09	18.88	N/A
Tangible book value per share (non-GAAP)(1)	18.49	18.28	N/A
Performance Ratios:
Return on average assets (annualized)	0.86%	0.77%	(1.71)%
Return on average equity (annualized)	6.36	5.66	(24.91)
Return on average tangible common equity (non-GAAP)(1)	6.57	5.85	(25.05)
Net interest margin(2)	3.61	3.54	3.04
Interest rate spread (3)	3.12	3.04	2.62
Yield on loans	5.37	5.34	5.16
Cost of deposits	1.31	1.35	1.50
Noninterest income as a percentage of average assets	0.62	0.54	0.56
Noninterest expense as a percentage of average assets	2.74	2.66	3.27
Efficiency ratio(4)	67.19	67.19	95.17
Total loans as a percentage of total deposits	106.45	108.00	104.60
Average interest-earning assets as a percentage of average interest-bearing liabilities	133.43	132.56	122.65
Balance Sheet, (end of period):
Total assets	$2,807,058	$2,837,090	$2,706,631
Total earning assets	2,677,277	2,722,357	2,585,965
Total loans	2,284,555	2,298,466	2,233,033
Total deposits	2,146,160	2,128,283	2,134,831
Total shareholders' equity	383,162	378,994	186,057
Asset Quality:
Allowance for credit losses	$22,761	$22,018	$21,849
Allowance for credit losses as a percentage of total loans	1.00%	0.96%	0.98%
Allowance for credit losses as a percentage of nonperforming loans	167.02	108.96	183.98
Nonperforming loans as a percentage of total loans	0.60	0.88	0.53
Net (charge-offs) recoveries as a percentage of average loans (annualized)	(0.02)	(0.65)	(3.11)
Total nonperforming assets as a percentage of total assets	0.49	0.71	0.44
Capital Ratios:
Total shareholders' equity as a percentage of total assets	13.65%	13.36%	6.87%
Tangible shareholders' equity as a percentage of tangible assets (non-GAAP)(1)	13.28	12.99	6.46
Total capital as a percentage of risk-weighted assets (5)	19.75	19.66	11.43
Common equity tier 1 capital as a percentage of risk-weighted assets (5)	17.42	17.35	9.03
Tier 1 capital as a percentage of average assets (5)	13.74	13.84	7.10

(1) Reconciliation of non-GAAP financial measures appear on page 11.
(2) Represents net interest income as a percentage of average interest-earning assets.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4) Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(5) Presented as projected for March 31, 2026 and actual for the remaining dates.

Avidia Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	As of			March 31, 2026 Change From
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025
Assets

Cash and due from banks	$19,231	$15,903	$24,282	$3,328	20.9%	$(5,051)	(20.8)%
Short-term investments	73,793	129,551	58,800	(55,758)	(43.0)	14,993	25.5
Total cash and cash equivalents	93,024	145,454	83,082	(52,430)	(36.0)	9,942	12.0

Securities available for sale, at fair value	295,924	269,139	261,946	26,785	10.0	33,978	13.0
Securities held to maturity, at amortized cost	13,000	13,000	16,746	-	0.0	(3,746)	(22.4)
Total securities	308,924	282,139	278,692	26,785	9.5	30,232	10.8

Federal Home Loan Bank stock, at cost	9,817	11,801	14,729	(1,984)	(16.8)	(4,912)	(33.3)

Loans held for sale	188	400	711	(212)	(53.0)	(523)	(73.6)

Total loans	2,284,555	2,298,466	2,233,033	(13,911)	(0.6)	51,522	2.3
Less: Allowance for credit losses	(22,761)	(22,018)	(21,849)	(743)	3.4	(912)	4.2
Net loans	2,261,794	2,276,448	2,211,184	(14,654)	(0.6)	50,610	2.3

Premises and equipment, net	29,029	29,183	29,020	(154)	(0.5)	9	0.0
Bank-owned life insurance	46,929	36,660	35,805	10,269	28.0	11,124	31.1
Accrued interest receivable	8,683	8,537	8,802	146	1.7	(119)	(1.4)
Net deferred tax asset	10,584	13,134	11,738	(2,550)	(19.4)	(1,154)	(9.8)
Goodwill	11,936	11,936	11,936	-	-	-	-
Mortgage servicing rights	3,086	3,033	3,289	53	1.7	(203)	(6.2)
Other assets	23,064	18,365	17,643	4,699	25.6	5,421	30.7
Total assets	$2,807,058	$2,837,090	$2,706,631	$(30,032)	(1.1)%	$100,427	3.7%

Liabilities
Deposits	$2,146,160	$2,128,283	$2,134,831	$17,877	0.8%	$11,329	0.5%
Federal Home Loan Bank advances	205,000	260,000	325,000	(55,000)	(21.2)	(120,000)	(36.9)
Subordinated debt	27,852	27,815	27,715	37	0.1	137	0.5
Accrued expenses and other liabilities	44,884	41,998	33,028	2,886	6.9	11,856	35.9
Total liabilities	$2,423,896	$2,458,096	$2,520,574	$(34,200)	(1.4)%	$(96,678)	(3.8)%

Shareholders' equity:
Common Stock	$201	$201	$-	$-	0.0%	$201	-%
Additional paid-in capital	194,899	194,899	-	-	0.0	194,899	-
Unallocated ESOP common stock	(15,258)	(15,258)	-	-	0.0	(15,258)	-
Retained earnings	216,973	211,981	203,683	4,992	2.4	13,290	6.5
Accumulated other comprehensive loss	(13,653)	(12,829)	(17,626)	(824)	6.4	3,973	(22.5)
Total shareholders' equity	$383,162	$378,994	$186,057	$4,168	1.1%	$197,105	105.9%

Total liabilities and shareholders' equity	$2,807,058	$2,837,090	$2,706,631	$(30,032)	(1.1)%	$100,427	3.7%

Avidia Bancorp, Inc.
Consolidated Loan and Deposit Analysis (Unaudited)

Loan Analysis

	As of			March 31, 2026 Change From
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025
Real estate loans
One to four family residential	$513,146	$518,225	$513,224	$(5,079)	(1.0)%	$(78)	(0.0)%
Home equity and second mortgages	83,371	78,350	66,927	5,021	6.4	16,444	24.6
Commercial real estate	537,752	534,855	508,416	2,897	0.5	29,336	5.8
Commercial real estate multi-family	104,253	104,695	89,473	(442)	(0.4)	14,780	16.5
Construction & land	47,467	57,005	42,234	(9,538)	(16.7)	5,233	12.4
Total real estate loans	1,285,989	1,293,130	1,220,274	(7,141)	(0.6)	65,715	5.4
Commercial loans
Condominium associations	497,503	506,683	492,926	(9,180)	(1.8)	4,577	0.9
Commercial & industrial	494,514	491,765	511,858	2,749	0.6	(17,344)	(3.4)
PPP loans	—	11	151	(11)	(100.0)	(151)	(100.0)
Total commercial loans	992,017	998,459	1,004,935	(6,442)	(0.6)	(12,918)	(1.3)
Consumer loans
Consumer	3,456	3,877	4,714	(421)	(10.9)	(1,258)	(26.7)
Total consumer loans	3,456	3,877	4,714	(421)	(10.9)	(1,258)	(26.7)
Total loans	2,281,462	2,295,466	2,229,923	(14,004)	(0.6)	51,539	2.3
Allowance for credit losses	(22,761)	(22,018)	(21,849)	(743)	3.4	(912)	4.2
Net deferred loan costs	3,093	3,000	3,110	93	3.1	(17)	(0.5)
Loans, net	$2,261,794	$2,276,448	$2,211,184	$(14,654)	(0.6)	$50,610	2.3%

Deposit Analysis

	As of			March 31, 2026 Change From
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025
Noninterest-bearing demand	$388,527	$359,819	$361,235	$28,708	8.0%	$27,292	7.6%
NOW	733,674	770,350	722,583	(36,676)	(4.8)	11,091	1.5
Money market	262,773	250,062	266,327	12,710	5.1	(3,554)	(1.3)
Savings	435,332	425,400	404,495	9,932	2.3	30,837	7.6
Certificates of deposits	325,855	322,652	380,191	3,203	1.0	(54,336)	(14.3)
Total deposits	$2,146,160	$2,128,283	$2,134,831	$17,877	0.8%	$11,329	0.5%

Avidia Bancorp, Inc.
Consolidated Statements of Operations QTD (Unaudited)

				Three Months Ended March 31, 2026 Change
	Three Months Ended			From Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025
Interest and dividend income
Loans, including fees	$30,313	$30,716	$28,183	$(403)	(1.3)%	$2,130	7.6%
Securities	2,544	2,530	2,651	14	0.6	(107)	(4.0)
Other	742	512	215	230	44.9	527	245.1
Total interest and dividend income	33,599	33,758	31,049	(159)	(0.5)	2,550	8.2

Interest expense
Deposits	6,884	6,948	7,731	(64)	(0.9)	(847)	(11.0)
Federal Home Loan Bank advances	2,381	2,849	3,792	(468)	(16.4)	(1,411)	(37.2)
Subordinated debt	352	352	315	-	0.0	37	11.7
Total interest expense	9,617	10,149	11,838	(532)	(5.2)	(2,221)	(18.8)

Net interest income	23,982	23,609	19,211	373	1.6	4,771	24.8
Provision expense for credit losses - loans	859	1,440	17,305	(581)	(40.3)	(16,446)	(95.0)
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	230	(223)	311	453	(203.1)	(81)	(26.0)
Total provision expense for credit losses	1,089	1,217	17,616	(128)	(10.5)	(16,527)	(93.8)
Net interest income, after provision expense for credit losses	22,893	22,392	1,595	501	2.2	21,298	1335.3

Non-interest income:
Customer service fees	919	918	901	1	0.1	18	2.0
Net loss on sale of securities available for sale	-	(218)	(541)	218	100.0	541	(100.0)
Payment processing income	1,909	1,720	2,192	189	11.0	(283)	(12.9)
Income on bank-owned life insurance	269	285	279	(16)	(5.6)	(10)	(3.6)
Mortgage banking income	263	103	16	160	155.3	247	1543.8
Investment commissions	356	380	350	(24)	(6.3)	6	1.7
Other	570	528	530	42	8.0	40	7.5
Total non-interest income	4,286	3,716	3,727	570	15.3	559	15.0

Non-interest expense:
Salaries and employee benefits	10,200	9,476	11,566	724	7.6	(1,366)	(11.8)
Occupancy and equipment	1,828	1,658	2,018	170	10.3	(190)	(9.4)
Data processing	2,890	3,251	3,378	(361)	(11.1)	(488)	(14.4)
Professional fees	1,108	818	661	290	35.5	447	67.6
Payment processing	367	363	1,043	4	1.1	(676)	(64.8)
Deposit insurance	343	217	632	126	58.1	(289)	(45.7)
Marketing and promotions	206	408	265	(202)	(49.5)	(59)	(22.3)
Telecommunications	99	91	92	8	8.8	7	7.6
Problem loan and foreclosed real estate, net	198	245	112	(47)	(19.2)	86	76.8
Other general and administrative	1,753	1,834	2,064	(81)	(4.4)	(311)	(15.1)
Total non-interest expense	18,992	18,361	21,831	631	3.4	(2,839)	(13.0)

Income (loss) before income tax expense	8,187	7,747	(16,509)	440	5.7	24,696	(149.6)
Income tax expense (benefit)	2,191	2,414	(4,922)	(223)	(9.2)	7,113	(144.5)
Net income (loss)	$5,996	$5,333	$(11,587)	$663	12.4%	$17,583	(151.7)%

Share data:
Weighted average common shares outstanding, basic	18,557	18,537	N/A	20	0.1%	N/A	N/A
Weighted average common shares outstanding diluted	18,557	18,537	N/A	20	0.1	N/A	N/A
Earnings per share, basic	$0.32	$0.29	N/A	$0.03	10.3	N/A	N/A
Earnings per share, diluted	$0.32	$0.29	N/A	$0.03	10.3	N/A	N/A

Avidia Bancorp, Inc.
Average Balances and Average Yields And Costs (Unaudited)

	For the Quarters Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
Interest-earning assets:
Short-term investments	$111,776	$742	2.69%	$72,847	$512	2.79%	$37,105	$215	2.35%
Securities	297,095	2,544	3.47	295,120	2,530	3.40	309,608	2,651	3.47
Loans	2,288,117	30,313	5.37	2,280,267	30,716	5.34	2,214,952	28,183	5.16
Total interest-earning assets	2,696,988	33,599	5.05	2,648,234	33,758	5.06	2,561,665	31,049	4.92
Noninterest-earning assets	115,557			107,874			105,220
Total assets	$2,812,545			$2,756,108			$2,666,885

Interest-bearing liabilities:
NOW accounts	$742,711	$993	0.54%	$684,815	$804	0.47%	$690,014	$813	0.48%
Money market accounts	260,035	776	1.21	277,852	898	1.28	260,430	842	1.31
Regular and other savings accounts	434,329	2,279	2.13	419,232	2,278	2.16	383,017	2,098	2.22
Certificates of deposit	324,646	2,836	3.54	328,333	2,968	3.59	387,556	3,978	4.16
Total interest-bearing deposits	1,761,721	6,884	1.58	1,710,231	6,948	1.61	1,721,017	7,731	1.82
FHLB advances and other borrowings (1)	231,724	2,381	4.17	259,702	2,849	4.35	339,814	3,792	4.53
Subordinated debt	27,828	352	5.13	27,791	352	5.03	27,691	315	4.61
Total interest-bearing liabilities	2,021,273	9,617	1.93	1,997,724	10,149	2.02	2,088,522	11,838	2.30
Noninterest-bearing demand deposits	369,871			349,454			336,000
Other noninterest-bearing liabilities	39,196			32,301			45,439
Total liabilities	2,430,340			2,379,478			2,469,961
Total shareholders' equity	382,205			376,630			196,924
Total liabilities and capital	$2,812,545			$2,756,108			$2,666,885

Net interest income		$23,982			$23,609			$19,211
Net interest rate spread (2)			3.12%			3.04%			2.62%
Net interest-earning assets (3)	$675,715			$650,510			$473,143
Total deposits	2,131,592			2,059,684			2,057,017
Net interest margin (4)			3.61%			3.54%			3.04%
Cost of deposits			1.31%			1.35%			1.50%
Average interest-earning assets to interest-bearing liabilities			133.43%			132.56%			122.65%

(1) Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Avidia Bancorp, Inc.
Asset Quality Data (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
NonPerforming Assets
Nonaccrual loans:
Residential	$977	$720	$446
Commercial real estate	6,041	6,126	-
Construction	-	6,478	9,303
Commercial	6,610	6,884	2,127
Total nonaccrual loans	$13,628	$20,208	$11,876
Other real estate owned	-	-	-
Total nonperforming assets	$13,628	$20,208	$11,876

Total nonperforming assets to total loans	0.60%	0.88%	0.53%

Allowance for Credit Losses
Allowance for credit losses, beginning of period	$22,018	$24,284	$21,741
Charged-off loans	(221)	(3,790)	(17,230)
Recoveries on charged-off loans	105	84	33
Net loan (charge-offs)	(116)	(3,706)	(17,197)
Provision expense for credit losses	859	1,440	17,305
Allowance for credit losses, end of period	$22,761	$22,018	$21,849

Allowance for credit losses to total loans	1.00%	0.96%	0.98%
Allowance for credit losses to nonperforming loans	167.02	108.96	183.98

Net loans (charge-offs) recoveries
Residential	$1	$1	$1
Commercial real estate	-	-	10
Construction	75	(2,454)	(16,749)
Commercial	(154)	(1,260)	(429)
Consumer	(38)	7	(30)
Total net loan (charge-offs)	$(116)	$(3,706)	$(17,197)

Net loan (charge-offs) to average loans (annualized)	(0.02)%	(0.65)%	(3.11)%

Avidia Bancorp, Inc.
Non-GAAP Reconciliation (Unaudited)

	As of
(Dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$383,162	$378,994	$186,057
Less: Goodwill	11,936	11,936	11,936
Tangible shareholders' equity (non-GAAP)	$371,226	$367,058	$174,121

Tangible assets:
Total assets (GAAP)	$2,807,058	$2,837,090	$2,706,631
Less: Goodwill	11,936	11,936	11,936
Tangible assets (non-GAAP)	$2,795,122	$2,825,154	$2,694,695

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$382,205	$376,630	$196,924
Less: Average goodwill	11,936	11,936	11,936
Average tangible shareholders' equity (non-GAAP)	$370,269	$364,694	$184,988

Shareholders' equity to assets (GAAP)	13.65%	13.36%	6.87%
Tangible shareholders' equity to tangible assets (non-GAAP)	13.28%	12.99%	6.46%
Return on average equity (GAAP)	6.36%	5.66%	(24.91)%
Return on average tangible common equity (non-GAAP)	6.57%	5.85%	(25.05)%

Common shares outstanding, including unallocated ESOP shares	20,076	20,076	N/A

Book value per common share (GAAP)	$19.09	$18.88	N/A
Tangible book value per common share (non-GAAP)	$18.49	$18.28	N/A